Exhibit 10.26

Date

Name

Address

City State

Dear                     :

Pursuant to the terms and conditions of Adolor Corporation’s 2003 Stock Based Incentive Compensation Plan or Adolor’s 1994 Amended and Restated Equity Compensation Plan (the ‘Plan’), you have been granted an Option to purchase              shares (the ‘Option’) of common stock as outlined below. Because of the IRS limitation of $100,000 per year on Incentive Stock Options, the option must be segmented into              shares covered by an Incentive Stock Option and              shares covered by a Non-Qualified Stock Option. Together these options vest                      effective as of date of grant.

Granted to:	___________
SS #

Grant Date:	___________

Options Granted:	________Incentive Stock Options
Option Price per Share:	$	Total Cost to Exercise:	$
Expiration Date:	_________

Options Granted:	_________Non-Qualified Stock Options
Option Price per Share:	$	Total Cost to Exercise:	$
Expiration Date:	___________

Michael R. Dougherty

Chief Operating Officer

I hereby acknowledge receipt of the Stock Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and this Option Agreement. I also acknowledge receipt of copies of the Plan, its Summary Description and the Company’s latest annual report (SEC Form 10-K), and acknowledge and agree that I am bound by the terms and conditions of the Plan and this Option Agreement with respect to my option.

Signature:	Date